Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI International Inc Invites You to
Participate in its Fourth Quarter Conference Call

Arlington, VA. August 9, 2004 - CACI International Inc (NYSE: CAI) will announce fourth quarter FY04 results at 4:05 pm ET on Wednesday, August 18, 2004. Following the release of this information, you are invited to participate in the company's scheduled conference call on Thursday, August 19, 2004 at 8:30 am ET. A brief presentation by management will focus on fourth quarter and year-end results and operating trends. A question-and-answer session will follow to further discuss the results and the company's future performance expectations.

What:	CACI International Inc Fourth Quarter Earnings Conference Call

When:	8:30 am Eastern Time, August 19, 2004

How:	Call 1-800-289-0468 five to ten minutes prior to 8:30 am Confirmation number: 798553

Internet:	Live at www.shareholder.com/caci/medialist.cfm with exhibits; listen only To be archived for 90 days

Contact:	CACI Investor Relations at 703-841-7835

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com.

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Contact:	David Dragics Vice President, Investor Relations 703-841-7835